Exhibit 10.6

The form of Non-disclosure Agreement as an appendix to Labor Contract signed before 1 January 2008 is as follows:

Non-disclosure Agreement

As the position of Party B is related to important trade secret of Party A, the parties enter into the agreement hereby after consultations as follows:

Article 1 Party A agrees to employ Party B as ________________ and the term of labor contract is for                   years.

Article 2 Party B’s salary paid by Party A contains RMB              Yuan as confidential fee.

Article 3 Party B shall not engage in other profession or help other units or individuals to do jobs related with or competitive with the industry or position within employment period for Party A; if Party B breaches the term herein, causing a loss to

Party A, he should compensate Party A in full.

Article 4 Party B should keep trade secrets of Party A for three years at least whether his position is changed by Party A or he leaves the position for whatever reasons;

Article 5 If Party B engages in the sales position, Party A takes in charge of equipping Party B with mobile phone card which is registered in the name of Party A; Party B should return the card to Party A when he leaves Party A for whatever reasons.

Article 6 Party B should strictly keep technical secret, trade secret, management secret, financial secret, procurement secret and other secrets within the scope set by Party A (as described in confidential rules of Party A); If Party B disclose secret of Party A, he should pay liquidated damages RMB             Yuan and compensate all losses for Party A. Party A reserves the right to investigate legal liability of Party B.

The agreement has two executed copies and is effective as an appendix to the labor contract.

Execution:

Party A: the Company (company seal)

Legal Representative (or Authorized Representative):

Date:

Party B: the Employer (signature)

Date: